Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607-7506

June 11, 2025

Board of Directors

Citius Pharmaceuticals, Inc.

11 Commerce Drive, First Floor

Cranford, New Jersey 07016

Ladies and Gentlemen:

We have acted as counsel to Citius Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the issuance and sale of (i) an aggregate of 540,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) investor warrants to purchase up to 9,840,000 shares of Common Stock (the “Investor Warrants”); (iii) pre-funded warrants to purchase up to 4,380,000 shares of Common Stock (the “Pre-funded Warrants”); and (iv) placement agent warrants to purchase up to an aggregate of 344,400 shares of Common Stock (the “Placement Agent Warrants”), pursuant to the registration statement on Form S-3 (Registration Statement No. 333-277319), as filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), as declared effective by the Commission on March 1, 2024 (the registration statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”), together with the exhibits to the Registration Statement and the documents incorporated by reference therein and the related base prospectus which forms a part of and is included in the Registration Statement and the related prospectus supplement in the form filed with the Commission pursuant to Rule 424(b) under the Act on June 11, 2025 (the “Prospectus”).

The Shares, Pre-Funded Warrants and Investor Warrants are to be sold pursuant to a Securities Purchase Agreement, dated as of June 9, 2025, by and among the Company and the investor signatory thereto (the “Purchase Agreement”), which has been filed as an exhibit to the Company’s Current Report on Form 8-K filed on June 11, 2025. The Placement Agent Warrants are to be issued pursuant to the engagement letter agreement dated April 10, 2024, as amended on November 15, 2024, between the Company and H.C. Wainwright & Co., LLC (the “Placement Agent Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Amended and Restated Articles of Incorporation, as amended to date, the Company’s Amended and Restated Bylaws, as amended to date, the Purchase Agreement, the Placement Agent Agreement and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon the foregoing, we are of the opinion that (i) the Shares, when issued and sold in accordance with the Purchase Agreement, the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable, (ii) the Investor Warrants, when issued in accordance with the Placement Agent Agreement, the Registration Statement and the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance; (iii) the Pre-funded Warrants, when issued in accordance with the Placement Agent Agreement, the Registration Statement and the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance, (iv) the Placement Agent Warrants, when issued in accordance with the Placement Agent Agreement, the Registration Statement and the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance, (v) when the shares of Common Stock underlying the Investor Warrants (the “Investor Warrant Shares”) are issued and paid for in accordance with the terms and conditions of the Purchase Agreement and the Investor Warrants and issued and sold in accordance with the Registration Statement and the Prospectus, the Investor Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable; (vi) when the shares of Common Stock underlying the Pre-funded Warrants (the “Pre-funded Warrant Shares”) are issued and paid for in accordance with the terms and conditions of the Purchase Agreement and the Pre-funded Warrants and issued and sold in accordance with the Registration Statement and the Prospectus, the Pre-funded Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable, and (vii) when the shares of Common Stock underlying the Placement Agent Warrants (the “Placement Agent Warrant Shares”) are issued and paid for in accordance with the terms and conditions of the Placement Agent Agreement and the Placement Agent Warrants and issued and sold in accordance with the Registration Statement and the Prospectus, the Placement Agent Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the current federal laws of the United States and laws of the State of Nevada, including the statutory provisions and reported judicial decisions interpreting these laws.

We hereby consent to the use of our name wherever it appears in the Registration Statement and the Prospectus, and in any amendment or supplement thereto, the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Sincerely,

/S/ WYRICK ROBBINS YATES & PONTON LLP